Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 3 to this Registration Statement on Form S-4 of Halfmoon Parent, Inc. of our reports dated February 28, 2018 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in Cigna Corporation's Annual Report on Form 10‑K for the year ended December 31, 2017.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
July 11, 2018